Exhibit 23 - Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-28432, 33-80980, 333-69028, 333-98083, 333-111887 and 333-111888, and Form S-3 No. 333-25357) pertaining to the various stock option and incentive plans of Spartan Motors, Inc. of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of Spartan Motors, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2003.

Grand Rapids, Michigan
March 9, 2004